Exhibit 99.1

                     Pope Resources Quarterly Distribution

     POULSBO, Wash.--(BUSINESS WIRE)--Oct. 31, 2007--Pope Resources (NasdaqGSM:POPEZ) announced today a quarterly distribution of 40 cents per unit, effective for unitholders of record on November 28, 2007, and payable on December 12, 2007.

     About Pope Resources

     Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage over 430,000 acres of timberland and development property in Washington and Oregon. In addition, we provide forestry consulting and timberland management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.orm.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.


     CONTACT: Pope Resources
              VP & CFO
              Tom Ringo, 360-697-6626
              Fax: 360-697-1156